UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2025

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

(Address of principal executive office) (Zip Code)

(512) 519-0400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AWHL	OTC QB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 5, 2025, Aspira Women’s Health Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain existing accredited shareholders (the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of an aggregate principal amount of $1,370,000 in the form of Senior Secured Convertible Promissory Notes (the “Convertible Notes”). The Convertible Notes were convertible into units (“Units”) consisting of one share of common stock, par value $0.001 per share (the “Common Stock”) and 2.25 warrants (the “Warrants”), which were exercisable for five years at $0.25 per share for the first 24 months after issuance and $0.50 per share thereafter. As of the date hereof, all of the Convertible Notes have converted into Units in accordance with their terms.

On September 19, 2025, the Company entered into an amendment to the Securities Purchase Agreement (the “Amendment”), pursuant to which, among other things, the Company and the Purchasers agreed to (i) amend the definition of “Exempt Issuance” to exclude securities issued in a firm commitment public offering or an at-the-market offering, (ii) to require the Company to file a registration statement on Form S-1 by September 30, 2025 to register the shares of Common Stock and shares of Common Stock underlying the Warrants included in the Units, and (iii) to grant Purchasers, as a group, the right to appoint an aggregate of three directors to the Company’s board of directors (the “Board”) until the earlier of (a) both (1) three years from the date of the Amendment and (2) one year after the Common Stock has been listed on a national securities exchange or (b) the date on which the Purchasers, on an aggregate basis, hold less than fifty percent (50%) of the Warrants.

Additionally, in connection with the Amendment, the Company issued Amended and Restated Series A Common Stock Warrants (the “Amended and Restated Warrants”) and which amended and restated the Warrants to provide for a fixed exercise price of $0.35 per share, eliminate the cashless exercise feature so that all exercises must be paid in cash, extend the term of the warrants from five to six years from the issuance date, and change the initial exercisability from five months to six months after the issuance date.

The foregoing description of the Amendment and the Amended and Restated Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the Form of Amended and Restated Warrant, which are attached hereto as Exhibit 10.1 and 4.1, respectively, and incorporate herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Warrant
10.1	Form of Amendment to Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 25, 2025

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ Michael Buhle
Name:	Michael Buhle
Title:	Chief Executive Officer